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13 MAR 29 AM 8:44

ARIZONA SUPERIOR COURT, PIMA COUNTY

BY: R. ST. GERMAINE, DEPUTY

JUDGE: HON. JAN E. KEARNEY | CASE NO. C-20125545

DATE: March 27, 2013

UNITED MINES, INC., an Arizona corporation, et ux.,
Plaintiffs

vs.

GLENN E. MARTIN, et al.,
Defendants

RULING

UNDER ADVISEMENT RULING RE: MOTION FOR SANCTIONS

At the very beginning of this litigation, in July, 2012, Judge Gordon made certain orders to ensure the orderly progress of the case and the integrity of the corporation which is the subject of the controversy between the parties. The matter was transferred to this Court shortly thereafter, and discovery and disclosure problems surfaced almost immediately.

The initial orders made by Judge Gordon were simple and direct. As to materials pertinent to this lawsuit, he ordered, in essence, that all of the records of the corporation should be disclosed within weeks of the order, and that none of its records or assets could be disposed of or destroyed.

The Court has considered the entire record of this case in making its orders below. To ensure fairness in addressing the thorny issues encountered by the Court and parties in connection with Plaintiff's discovery efforts in this case, the Court will consider all of the pleadings submitted by the parties in connection with this and related motions. However, the Court notes with disfavor the filing by both parties of pleadings not recognized or permitted by the Rules of Civil Procedure, and not authorized by any order of this Court. Absent such order, NO FUTHER SUCH SUPPLEMENTAL OR OTHER UNAUTHORIZED PLEADINGS WILL BE PERMITTED OR CONSIDERED.

J. Herrera
Judicial Administrative Assistant

As a result of its review and consideration of all of the information pertaining to the issues before it, including the arguments of the parties and the attachments to the moving papers, the Court FINDS and ORDERS as follows:

1. Judge Gordon's initial orders, in addition to subsequent orders by this Court, made it plain that *all* of the business records of the subject corporation, United Mines, Inc., within Defendants' possession and control, were to be promptly produced to Plaintiffs' counsel.

2. Defendant Martin did transfer a quantity of documents to Plaintiffs shortly after the initial order that he do so.

3. It appears that the initial review and cataloguing of the produced documents was performed by one or more of the individual Plaintiffs. This list, unfortunately, does not describe the documents sufficiently for any definitive determination of what was and was not actually produced. Defendants contend that a number of documents still being sought by Plaintiffs earlier this year were actually produced and described by this list; however, the Court cannot, on the basis of the list made by Plaintiffs, determine whether any specific document was or was not contained in the boxes sent to Plaintiffs in the summer of 2012, and listed by the Plaintiffs in their review of the contents.

4. At some point prior to the February 11, 2013 hearing in this matter, Plaintiffs transmitted to opposing counsel a typewritten summary of documents either not disclosed or incompletely disclosed, which summary had been assembled as of November 28, 2012. Defendants submitted to Plaintiffs a response to each of the entries on this list; and this response is also before the Court. This summary and response have been helpful in clarifying which specific items had been disclosed prior to November 28, 2012.

5. In addition to hard copy files, the Courts have ordered disclosure of computer records pertaining to the business of United Mines, Inc. As to such records, the following conclusions are supported by the record in this case:

a. Defendants made and kept the records of the corporation on a personal computer owned, maintained, and used by Defendant Martin.

b. The computer records were backed up using the Carbonite service. The parties disagree as to whether more than 30 days of records were maintained on that service; however, at the hearing before Judge Gordon on July 13, 2012, Defendant Martin told the judge "we also have Carbonite" and, "So everything's backed up."

c. Just days after the computer records pertaining to the corporation and its business were specifically ordered maintained and disclosed, Defendant Martin deactivated the automatic renewal of the Carbonite account. Despite e-mail notices that the account would lapse, Defendants permitted this to happen several months later, and all records maintained by the service at that time were permanently deleted. The cost of maintaining the service was minimal. Defendant Martin did not advise Plaintiffs or the Court of the impending deletion of the records, even though the availability of these records was discussed on several occasions in open court. There is no way to know whether pertinent and discoverable information has been made permanently unavailable as a result of Defendant's actions in this regard, and there are indications that the quantity of now-unrecoverable information is substantial.

d. In accordance with Judge Gordon's July orders, a copy was made of Defendant Martin's computer hard drive at Plaintiffs expense. The hard drive did not contain Defendants' business-related e-mails, which were obtained months later from AOL. An independent expert who examined and imaged the hard drive pursuant to this Court's order determined that at least 120 files had been deleted by a user, and that nine external storage devices customarily used to download computer files had been plugged into the computer. The expert provided no information as to when these actions occurred. Defendant Martin's deposition testimony confirms that he conducted business using e-mails which are subject to discovery in this case, and to the previous orders of the Court compelling discovery. Only a few scattered copies of e-mails were transmitted

with the original boxes of documents. This situation involving the e-mails, plus evidence that other non-disclosed documents had at some time been maintained on the computer, raises serious questions concerning the integrity of the computer information received and available in this case.

6. Defendant Martin is the person who can and should be expected to keep those records required for the responsible and legally-sufficient operation of the corporation, at least prior to the commencement of this action. No other person associated with the corporation has been identified as filling the role of custodian of the necessary business records of United Mines, Inc.

7. That the information provided as of February 11, 2013 is unacceptably incomplete, is shown by the following:

a. Plaintiff identified, in its list of non-disclosed documents dated as of November 28, 2012, categories of documents which would be reasonably anticipated to be kept in the files of the business, including such categories as SEC filing documents from 2009-2012, documents pertaining to shareholders and stock transfers, Blue Sky filings, agreements concerning stock issuance and certain shareholder agreements, tax returns and tax records, bank account records, standard corporate records and documents, documents pertaining to assets of the corporation and its mining claims, and agreements and billing statements from the company's attorneys, accountants and mining professionals. Additional items reasonably believed by Plaintiffs to exist, such as items removed from safety deposit boxes and from a file cabinet in Defendant Martin's residence/office, are also noted on the list.

b. Defense counsel reviewed the list with Mr. Martin. With a limited number of specific exceptions, the response indicated, in substance, that 1) documents within Defendants' possession and control had been turned over either as hard copies or as part of the imaged hard drive; or 2) that such documents were in possession of the company's bookkeeper and CPA, its attorneys, or with the Florida service assisting with UMI's initial FINRA filings.

J. Herrera
Judicial Administrative Assistant

c. It is not credible that Defendants could have conducted their necessary business activities related to United Mines, Inc., utilizing the incomplete and chaotic records which have been disclosed in this case.

d. Plaintiffs' efforts have produced additional discovery, including certain significant items disclosed on December 14, 2012, in response to the November 28, 2012, list, such as Nicole Breen's notes from the Board of Directors meetings, and previously ordered audio recordings. It is not clear why these items were not disclosed months earlier.

e. In response to requests dealing with a number of the items on the November 28, 2012, list, counsel states that copies of the documents sought are "believed to also be in the possession of each respective UMI professional." This Court firmly believes, based on the evidence provided by the parties, that Defendants maintained files in the UMI offices. Where such files have not been disclosed, the information must be obtained from the professional service providers. Defendants' counsel sought to obtain the documents in these files either at no cost or dividing the cost with Plaintiffs. Plaintiffs have declined to share this expense.

8. Two documents provided by Plaintiffs in this case are very revealing as to which items actually existed in Defendants' possession at or near the time this action was filed and Judge Gordon issued his initial orders. These are the declaration of Plaintiff Dykers, referring, among other things, to a meeting with the individual defendants which took place on June 27, 2012, in Defendant Martin's home office, and a transcript of that meeting. (Attachment 13 to Plaintiffs' supplemental exhibits to their motion to dismiss, filed on December 14, 2012, erroneously identified as March 13, 2012, Special Meeting) During this conversation, Mr. Martin indicated:

- ". . . we're in an adversarial position with our company right now." (P.2)
- "I have all the bank accounts . . ." (P.2)

- ". . . and you can see the books I have. You know, I have all the books going back to the beginning." (P. 2)
- "I got that list [of shareholders]." Martin stated that the list from December or early January, 2011, is the last one he would give Dykers "because of your adversarial position."
- With respect to details concerning expenditures, Martin referred Dykers to the company's accountant, but stated, "All I do is take the raw information that Nicole gives me. Nicole's the treasurer. She's the one who makes the deposits in the banks. She coordinates the records and the ticket stubs and things like that." (P.9)
- "And I have all the records. So that's why I'm not releasing records. I have every single contract from the Board, from shareholders. I have – I have all those financial records." (P.14)
- "All the original receipts, we have everything. Every time I went to a restaurant I wrote on the back of that receipt who the – who is meeting at the restaurant and what the meeting was for." (P.17) Martin indicated the items were available through the accountant, but also that the accountant was owed money and that she wouldn't sit down with the directors to discuss this unless she was paid. (Pp. 9, 17) As to getting the information to the accountant, "Nicole prints out all the stubs from checks that we've written out. Nicole prints out all of the – bank ledgers. These are required by the CPAs and the bank auditors." (P.17)
- "The last two or three quarters we've been able to scan everything and get to everybody out there."

J. Herrera
Judicial Administrative Assistant

- During the conversation Martin gave Dykers copies of bills owed to one Steve Clark, CPA, and indicated that a bill from P.J. Thompson was "in the stack." Dykers indicated that Thompson had sent copies of her bills to him. Others could be printed out from the computer. Martin showed Dykers another bill for services of Brian Lebrecht (P.20)
- Martin stated that he had a file with all of the Board minutes that had been signed, and offered to show them to Dykers at that time. (P.20) He then stated only the last couple of minutes were in electronic form, and gave to Dykers documents from the years 2006-2012. (P. 29)
- Martin showed Dykers documents from the early days of the corporation including the original articles and articles of amendment. (P. 30)
- As to the Plaintiffs, Martin stated, "Well, you're going to find out you can't [kick Martin out.] And if you guys don't resign now and don't do what's right and stop this stuff, I will file the lawsuit if you don't . . . But you guys are all personally liable yourselves. So if I file a lawsuit I mean you can lose your houses . . . But right now, Larry, I am telling you your life is cursed. You are cursed of God for what has happened. You better get out of this really bad . . ." (P. 47)
- Martin and Dykers talked about some information shared earlier by Martin.
- Martin refers to having copies of documents concerning a creditor. (P. 54)
- Referring to debts of the corporation and taking care of the corporation's business, Martin addressed some specific items and stated, "I'm a one-man show trying to put all these documents together including, you know, all of the stock purchase agreements and everything else, you know." (Pp. 56-57)

J. Herrera
Judicial Administrative Assistant

- Martin offers to send the final corrected version of board minutes. (P.61) Dykers indicates that he has not received these.
- In discussing the procedure used to produce the minutes, Nicole Breen, who was present, stated, "And I have every single paper where people said, you know, 'Correct this little part' or, 'Check this,' who seconded and firsted [sic], all that." (P. 66)
- Martin indicated he would give Dykers the signed minutes; he also stated: "When I'm going to give them to you, that's another thing. You know, you know, unless you guys stop what you're doing right now and disavow whatever – So right now you guys are just a director and you're going to be out July 25th. You guys want to file a lawsuit to stop it, then you can subpoena records. I'm not going to hand you any of these records out for copies until after the annual Board meeting. I'm just not doing it. That's – right now I'm not, you know, poised to give evidence to the enemy for whatever reason . . . Give me a court order and I'd be more than happy to send it to them. And I'd be more than happy to let you look at them right now." (P. 68)
- Dykers asked for a list of the hard-copy files, and asked, "Will you allow me to stand over there in the file cabinet and write down the file names?" Martin declined this request. (P. 76) He indicated that he had "tons of corporate files in there. You know, you want to look at some names on a file folder. That's meaningless . . ." He further stated, in response to Dykers's request to look through the files, "What do you want to look for? You could spend hours and not find anything." He stated, ". . . if you want to come sit in there and see my main files, I mean there's old files. What are files? You want files going back to '08, '09, '10 that are all past due this and that?" "And you want to see all corporate files. Well, a lot of all of those corporate files that are there are my work product as CEO and you don't have a proper – right to that."

J. Herrera
Judicial Administrative Assistant

- Concerning certain allegations by Defendant Burkhardt, Martin stated, "I got every single one of these documents. If we can find them, I'll pull them out right now and show them to you . . ." (Pp. 88-89)
- As to stock Martin indicated was issued to Dykers, Martin offered, "Hang on a minute, I'll show you on the list," referring to the December 15 shareholder list distributed at a meeting. (P. 92)
- Martin and Dykers discuss a document summarizing shareholder transactions (Pp. 96-97) and Martin indicates that he is referring, in reference to a shareholder notification, to "this right here," the "official list from Pacific Stock Transfer." (P. 98)
- Martin stated, "I could show you online, you know . . . that's being paid now from the Pacific Stock Transfer." (P. 101)
- Martin indicated that he would give Dykers specific files if he asked for them, but "To sit there and look through my files for five years when you're claiming to be CEO and I'm under attack, no." (P.102)

Despite consistent efforts of Plaintiffs' counsel from the outset of this lawsuit, many of the computer and hard copy records in Defendant Martin's possession have not been disclosed. As to such items, it is plain that, at the time his June 27, 2012, conversation with Plaintiff Dykers took place, corporate files concerning shareholder transactions and contracts, expenses, bank accounts, minutes of directors' meetings with notes and other items were maintained in Martin's office, in a file cabinet and on his computer. Among the conclusions which this Court must inevitably draw from the record before it are that the records produced in July were removed from Martin's office and reboxed out of order for purposes of disclosure; that the filing

cabinet containing corporate records existed and that Martin's denial of its existence is an intentional falsehood; and that a large number of documents, including relevant e-mail correspondence, were either deleted from the only computer known to have been used for UMI purposes or were generated on a different, undisclosed computer.

In view of the foregoing, the Court FINDS:

1. Defendants Martin and Breen have both violated the orders of this Court by failing to produce documentary evidence within their possession and control.

2. Defendant Martin falsely testified under oath in denying the existence of the filing cabinet containing corporate records.

3. On July 13, 2012, Defendant Martin was ordered to contact Pacific Stock Transfer and direct it to provide documents for that purpose. As of January 15, 2012, this had not occurred.

4. Examples of documents which apparently exist and had not been produced, at least as of February 7, 2013, are two sets of documents specifically requested by Plaintiffs' counsel on September 1, 2012: a certification of work by mining engineer John Cesar, and invoices for work done by United Mines on Arizona State Land Department Exploration permits.

5. Defendant Martin permitted expiration of the Carbonite computer backup in blatant violation of Judge Gordon's order, and did not disclose this to Judge Gordon, this Court, or to Plaintiffs until his deposition in January, 2013.

6. Defendant Martin has acted in bad faith, with the intent to obstruct discovery in this case, and out of animus toward Plaintiffs. His personal conduct, rather than that of counsel, is primarily responsible for the delay and expense required to obtain discovery in this case, and for the fact that many of the records will need to be obtained from third parties. The Court FINDS that he has acted in contempt of the direct orders of this Court and that it is appropriate that sanctions shall issue.

J. Herrera
Judicial Administrative Assistant

7. At the end of the most recent hearing in this matter, the Court specified that its decision would be as to the sanctions currently requested by Plaintiffs, namely, whether Defendant Martin should be incarcerated until he has complied with the orders of this Court; and whether he should be precluded at trial from presenting any evidence based on or derived from information which has been withheld or destroyed. Plaintiffs have not requested that at this time the Court consider striking Defendants' answer and entering a default. *See, Green v. Frank,* 221 Ariz. 138, 211 P.3d 16 (Ct. App. 2009). Under these circumstances, and in view of the Court's obligation to consider all lesser sanctions before imposing this ultimate sanction, the Court has not considered this remedy even though the circumstances resemble those in *Green* in many pertinent respects. The Court has attempted to fashion sanctions that will permit this litigation to continue to a fair conclusion, in which all parties have an opportunity to present their claims based on a factual record consistent with the rules of discovery and disclosure, and the orders of this Court.

The Court has very seriously considered whether incarceration of Defendant Martin would be efficacious in producing the disclosure at issue. In view of the utter disregard for the Court's orders which Defendant Martin has displayed so far in this case, this Court entertains considerable uncertainty as to whether this would produce the desired result, which is the production of the necessary information rather than punishment for his misdeeds. This remains an option for the future, however.

Under all of the circumstances, the Court has determined that the following orders are appropriate.

IT IS HEREBY ORDERED:

1. All remaining documents described in the above-referred to list of November 28, 2012, shall be produced forthwith. Documents to be produced shall include the complete contents of the missing file cabinet referred to above, and any and all of what Mr. Martin referred to as his "work product" as CEO of UMI.

2. The entire cost of obtaining records pertinent to this litigation from the attorneys, accountants, and other providers of professional services for UMI shall be borne, in this unusual circumstance, by Defendants. No later than 20 days from the date of this order, Defendants shall request the records of the following, by subpoena if necessary, and shall pay all costs required to obtain this information: Pacific Stock Transfer, First American Stock Transfer, Inc., Joseph I Emas, Attorney at Law, Brian A. Lebrecht and The LeBrecht Group, APLC, Jill Arlene Robbins, Attorney at Law, Pamela J. Thompson, CPA, Lowell Thomas and Snell & Wilmer LLP, Cari Dilley and Spartan Securities Group, Ltd., Steven E. Clark and SFClark & Company, PC, Clark and Jill Arlene Robbins. The records shall be transmitted to counsel for Defendants, and not any Defendant. Counsel for Defendants shall, no later than 12 hours after the records are obtained and no later than 30 days from the date of this order, transmit the information to Plaintiffs' counsel. The Court is well aware that Defendant Martin claims not to be in a position to pay these expenses. However, having created the need for this extraordinary step by failing to produce files in his possession containing this important information, Defendant Martin is responsible for ensuring that this information is available for purposes of this litigation, including the costs associated therewith.

3. The computer used for UMI purposes shall be transferred to the possession of Plaintiffs' counsel no later than 72 hours from receipt of this order by counsel for Defendants. Upon no less than five days notice to Defendants' counsel, Plaintiffs may conduct such additional examination of the computer as may be required to determine if additional information may be extracted from it. Until the time of this transfer, the computer shall not be turned on or used for any purpose, or physically changed or damaged in any way.

4. Defendants are precluded, as permitted by Rules 37, 37(b)(2)(B) and (c)(1), Arizona Rules of Civil Procedure, from introducing into evidence, or evidence derived from, any information not produced or disclosed, prior to the date of this order, which evidence has been previously ordered produced by Judge Gordon or this Court.

J. Herrera

Judicial Administrative Assistant

RULING

5. Defendants shall pay to Plaintiffs the amount of $35,747.00, as and for attorneys fees and $9,145.18 for costs and expenses incurred in bringing these discovery matters before the Court.

All further proceedings in this case will be held before Judge Leslie Miller, Division 7.

HON. JAN E. KEARNEY

cc: James Laganke, Esq.
Richard Block, Esq.
David Hindman, Esq.
Hon. Leslie Miller
Under Advisement Clerk

J. Herrera
Judicial Administrative Assistant